SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2000




               Commission file numbers 333-42411 and 333-42411-01
               --------------------------------------------------

                               Glenoit Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                         13-3862561
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

                            Glenoit Asset Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                          51-0343206
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                              111 West 40th Street
                            New York, New York 10018
                            Telephone: (212) 391-3915
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Item 5.  Other Events

         As of June 30, 2000, the Company's $175 million senior credit facility (the "Facility") was amended to provide additional liquidity to the Company and defer approximately $1.7 million of principal repayment originally due on July 1, 2000. This new amendment is effective through July 25, 2000 and extends certain previous amendments through this date.


Item 7.  Financial Statements and Exhibits

         (a) and (b) Not applicable

         (c) The exhibits furnished in connection with this Report are as follows:

         Exhibit Number    Description
         --------------    -----------

         4.1 Amendment No. 10 to the Third Amended and Restated Credit Agreement, dated as of June 30, 2000, among Glenoit Corporation, the banks, financial institutions and other institutional lenders and Banque Nationale de Paris, as Agent.


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

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date July 10, 2000
                                 GLENOIT CORPORATION


                                 By          /S/ LESTER D. SEARS
                                   -----------------------------
                                   Lester D. Sears
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (On behalf of the Registrant and as Principal Financial and Accounting Officer)




                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   July 10, 2000
                                 GLENOIT ASSET CORPORATION




                                 By          /S/ LESTER D. SEARS
                                   -----------------------------
                                   Lester D. Sears
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (On behalf of the Registrant and as Principal Financial and Accounting Officer)


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